SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                       ______________________________

                                  FORM 8-K

                              CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  July 27, 2000


                            GRAHAM CORPORATION
             (Exact Name of Registrant as Specified in Charter)



        Delaware                    1-8462             16-1194720
(State or Other Jurisdiction      (Commission        (IRS Employer
   of Incorporation)              File Number)     Identification No.)






                            20 Florence Avenue
                            Post Office Box 719
                          Batavia, New York 14020
               (Address of Principal Executive Offices)(Zip Code)


Registrant's telephone number, including area code:  (716) 343-2216


                             Not Applicable
        (Former Name or Former Address, if Changed Since Last Report)


















Items 1 through 4, 6 and 8.		Not Applicable.

Item 5.		Other Events.

        On July 27, 2000, the Board of Directors of Graham Corporation (the "Corporation") declared a dividend of one preferred stock purchase right (the "Right") for each outstanding share of common stock, par value $0.10 per share (the "Common Stock"), of the Corporation. The dividend is payable on September 10, 2000 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Corporation one one-hundredth interest in a share of Series A Junior Participating Preferred Stock, par value $1.00 per share (the "Preferred Stock"), of the Corporation, at a price of $45.00 per one one-hundredth interest in a share of Preferred Stock (the "Purchase Price"), subject to adjustment. A copy of the news release announcing such actions is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

        No financial statements are required to be filed as part of this report. The following exhibits are filed as part of this report:

Exhibit No.                        Description
-----------                       -----------
    99.1                 Press Release Issued July 28, 2000



































                                  SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        GRAHAM CORPORATION


                                        By:  __________________________
                                             William A. Smith, Jr.
                                             Vice President and General Counsel

Dated:	August 18, 2000














































                                  EXHIBIT INDEX

Exhibit                            Description                  Pages

99.1                   Press Release Issued July 28, 2000        5-6




EXHIBIT 99.1

Friday July 28, 11:02 am Eastern Time

Company Press Release

Graham Corporation Adopts Stockholder
Rights Plan

BATAVIA, N.Y.-- (BUSINESS WIRE)--July 28, 2000--The Board of Directors of Graham Corporation (GHM:ASE) at its regular meeting yesterday adopted a new stockholder rights plan and declared a dividend of one preferred stock purchase right ("Right") for each outstanding share of common stock of the Corporation. The Corporation's previous stockholder rights plan expired earlier this year. The Rights are designed to assure that all of the stockholders of the Corporation receive fair and equal treatment in the event of any proposed takeover of the Corporation and to guard against partial tender offers, squeeze-outs and other abusive tactics to gain control of the Corporation without paying all stockholders a fair price. However, the Rights will not prevent any person or group of persons from purchasing at least a majority stake in the Corporation but should encourage such person or persons to negotiate in advance with the Board of Directors of the Corporation, acting on behalf of all stockholders.

Each Right will entitle stockholders to buy a one-hundredth interest in a share of a new series of preferred stock of the Corporation at an exercise price of $45.00. Initially, the Rights will not be exercisable and will transfer with and only with the shares of common stock. The Rights will be exercisable and separately transferable twenty business days after a person or group of persons acquires 15% or more of the common stock of the Corporation or any successor corporation, based upon a formula set forth in the stockholder rights plan.

The Rights dividend distribution will be payable to shareholders of record of the Corporation on September 10, 2000. The Rights will expire ten years later on September 10, 2010. The distribution of the Rights is not taxable to shareholders.

Graham designs and builds vacuum and heat transfer equipment for process industries throughout the world and is a worldwide leader in vacuum technology. The principal markets for Graham's equipment are the chemical, petrochemical, petroleum refining and electric power generating industries, including cogeneration and geothermal plants. Other markets served include shipbuilding, metal refining, pulp and paper, water heating, refrigeration, desalinization, food processing, drugs, heating, ventilating and air conditioning. Graham's ejectors, liquid ring vacuum pumps, condensers, heat exchangers and other products are used by its customers to produce synthetic fibers, chemicals, petroleum products (including gasoline), electric power, processed food . (including canned, frozen and dairy products), pharmaceutical, products, paper, steel, fertilizers and numerous other products used everyday by people throughout the world.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to certain risks, uncertainties and assumptions. These risks and uncertainties, which are more fully described in Graham's Annual Quarterly Reports filed with the Securities and Exchange Commission, include changes in market conditions in the industries in which the Company operates. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated.

Contact:

Graham Corporation
William A. Smith, Jr., 716/343-2216